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                                                                   EXHIBIT 3.20

                                     BY-LAWS

                                    ARTICLE I

                                 IDENTIFICATION

Section 1. Name. The name of the corporation shall be Black Beauty Mining, Inc. (hereinafter referred to as the "corporation").

Section 2. Fiscal Year. The fiscal year of the corporation shall begin at the beginning of the 1st day of January and end at the close of the 31st day of December next succeeding.

                                   ARTICLE II

                                  CAPITAL STOCK

Section 1. Consideration for Shares. The board of directors shall cause the corporation to issue the capital stock of the corporation for such consideration as has been fixed by such board in accordance with the provisions of the Articles of Incorporation.

Section 2. Payment of Shares. Subject to the provisions of the Articles of Incorporation, the consideration for the issuance of shares of the capital stock of the corporation may be paid, in whole or in part, in money, in other property, tangible or intangible; provided however, that the part of the surplus of the corporation which is transferred to capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued shall have been received by the corporation, or when surplus shall have been transferred to capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid, and not liable to any further call or assessment, and the holder thereof shall not be liable for any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the board of directors upon the corporate assets in the event of a share dividend shall not be accepted in payment or part payment of any of the capital stock of the corporation.

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                                     By-Laws
                                   (Continued)

Section 3. Preemptive Rights. the holders of shares of the common stock of the corporation at all times shall have preemptive rights to subscribe for or acquire, in proportion to their holdings, any and all shares of common stock, or securities convertible into common stock, carrying the right to purchase shares of common stock, which may hereafter be issued by the corporation, and such holders shall have such preemptive rights to subscribe for or acquire shares of any other class of stock of the corporation which may be hereafter issued, as may be provided by the laws of the State of Indiana.

Section 4. Issuance of Shares. The authorized but unissued shares of common stock of the corporation may be issued and sold or otherwise disposed of by the corporation, at any time or from time to time, for such consideration not less than the par value of such shares, if any, and for such purpose or purposes, as may be determined by the Board of Directors.

Section 5. Acquisition by Corporation of Its Own Stock. Unless any statute of the State of Indiana shall expressly provide to the contrary, the corporation may acquire, hold and dispose of any shares of its common stock or stock of any other class theretofore issued and outstanding.

Section 6. Certificates for Shares. The corporation shall issue to each shareholder a certificate signed by the president or vice-president, and the secretary of the corporation certifying the number of shares owned by him in the corporation. Where such certificate is also signed by a transfer agent or registrar, the signatures of the president, vice-president or secretary may be facsimiles. The certificates shall state the name of the registered holder, the number of shares represented thereby, the par value of each share or statement that such shares have no par value, and whether such shares have been fully paid up, the certificate shall be legibly stamped to indicate the per cent which has been paid up, and as further payments are made thereon, the certificate shall be stamped accordingly.

         If the corporation issues more than one class, every certificate issued shall state the kind and class of shares represented thereby, and the relative rights, interests, preferences and restrictions of such class, or a summary thereof.

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                                     By-Laws
                                   (Continued)

Section 7. Form of Certificates. The stock certificates to represent the shares of the capital stock of this corporation shall be in such form, not inconsistent with the laws of the State of Indiana, as may be adopted by the Board of Directors.

Section 8. Transfer of Stock. Title to a certificate and to the shares represented thereby can be transferred only:

         (a) By delivery of the certificate endorsed either in blank, or to a specified person, by the person appearing by the certificate to be the owner of the shares represented thereby; or

         (b) By delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same, or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

Section 9. Closing of Transfer Books. The transfer books shall be closed for a period of ten (10) days prior to the date set for any meeting of the shareholders, and during such period no new certificate of stock shall be issued by this corporation and no change or transfer shall be made upon the records thereof.

                                   ARTICLE III

                            MEETINGS OF STOCKHOLDERS

Section 1. Place of Meeting. All meetings of shareholders shall be held within the State of Indiana and at the principal office of the corporation, unless otherwise provided in the Articles of Incorporation.

Section 2. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at 2:00 P.M. in the afternoon of the third Tuesday in March of each year, if such day is not a legal holiday, and if a holiday, then on the first following day that not a legal holiday. If for any reason the annual meeting of the shareholders shall not be held at a time and place herein provided, the same may be held at any time thereafter, but not later than five (5) months after the close of each fiscal year of the corporation.

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                                     By-Laws
                                   (Continued)

Section 3. Special Meeting. Special Meetings of the shareholders may be called by the president, by the board of directors, or by the shareholders holding not less than one-fourth (1/4) of all of the shares of capital stock outstanding and entitled by the Articles of Incorporation to vote on the business proposed to be transacted thereat.

Section.4. Notice of Meeting. A written or printed notice of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or mailed by the secretary or by the officers or persons calling the meeting, to each holder of the capital stock of the corporation, at the time entitled to vote, at such address as appears upon the records of the corporation, at least ten (10) days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting.

Section 5. Voting at Meetings. Except as otherwise provided by the provisions of the Articles of Incorporation, every shareholder shall have the right at every shareholders' meeting of the corporation, to one (1) vote for each share of stock standing in his name on the books of the corporation.

         No share shall be voted at any meeting:

         (1)  Upon which an installment is due and unpaid; or

         (2) Which shall have been transferred on the books of the corporation within meeting; or

         (3)  Which belongs to the corporation that issued the share.

Section 6. Proxies. A shareholder may vote, either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

Section 7. Quorum. Unless otherwise provided by the Articles of Incorporation, at any meeting of the shareholders, a majority of the shares of the capital stock outstanding and entitled by the Articles of Incorporation to vote, represented in person or by proxy, shall constitute a quorum.

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                                     By-Laws
                                   (Continued)

Section 8. Organization. The president, and in his absence, the vice-president, and in their absence, any shareholder chose by the shareholders present shall call meetings of the shareholders to order and shall act as chairman of such meetings, and the secretary of the corporation shall act as secretary of all such meetings of the shareholders. In the absence of the secretary, the presiding officer may appoint a shareholder to act as secretary of the meeting.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

Section 1. Board of Directors. The board of directors shall consist of not fewer than two (2) nor more than five (5) members, who shall be elected annually by a majority of the shares represented at the annual meeting of the shareholders. Such directors shall hold office until their successors are elected and have qualified. The directors must be citizens of the United States. Directors need not be shareholders unless the Articles of Incorporation so require.

Section 2. Duties. The corporate power of the corporation shall be vested in the board of directors, who shall have the management and control of the business of the corporation. They shall employ such agents and servants as they may deem advisable, and fix the rate of compensation of all agents, employees and officers.

Section 3. Resignation. A director may resign at any time by filing written resignation with the secretary.

Section 4. Removal. At a meeting of the shareholders called expressly for that purpose, directors may be removed in the manner provided in this section, unless otherwise provided in the Articles of Incorporation. Any or all of the members of the board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote, at an election of directors.

Section 5. Vacancies. In case of any vacancy in the board of directors through death, resignation, removal or other cause, the remaining directors by the affirmative vote of the majority thereof, may elect a successor to fill such vacancy until the next annual meeting and until his successor is elected and qualified. If the vote the remaining members of the board shall result in a tie, a vacancy shall be filled by shareholders at the annual meeting or a

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                                     By-Laws
                                   (Continued)

special meeting called for that purpose. Shareholders shall be notified of the time, address, principal occupation and other pertinent information about any Director elected by the board of directors to fill any vacancy.

Section 6. Annual Meetings. The board of directors shall meet each year immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held, for the purpose of organization, election of officers, and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the board specifically called in the manner provided in Section 7 following.

Section 7. Other Meetings. Other meetings of the board of directors may be held upon the call of the president, or of two (2) or more members of the board of directors, at any place, within or without the State of Indiana, upon forty-eight (48) hours' notice, specifying the time, place and general purposes of the meeting, given to each director, either personally, by mailing or by telegram. At any meeting at which all directors are present, notice of the time, place and purpose thereof shall be deemed waived; and similar notice may likewise be waived by absent directors, either by written instrument or by telegram.

Section 8. Quorum. At any meeting of the board of directors, the presence of a majority of the members of the board elected and qualified shall constitute a quorum for the transaction of any business except the filling of vacancies in the board of directors.

Section 9. Organization. The president, and in his absence, the vice-president, and in their absence, any director chosen by the directors present, shall call the meetings of the board of directors to order, and shall action as chairman of such meetings. The secretary of the corporation shall acts as the secretary of the board of directors, but in the absence of the secretary the presiding officer may appoint any director to act as secretary of the meeting.

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                                     By-Laws
                                   (Continued)

Section 10. Order of Business. The order of business at all meetings of the Board of Directors shall be as follows:

          (1)  Roll Call;

          (2) Reading of the Minutes of the preceding meeting and action thereon;

          (3)  Reports of the Officers;

          (4)  Reports of the Committees';

          (5)  Unfinished business;

          (6)  Miscellaneous business;

          (7)  New business.

                                    ARTICLE V

                           OFFICERS OF THE CORPORATION

Section 1. Officers. The officers of the corporation shall consist of a president, a vice-president, a secretary and a treasurer. Additional officers of the corporation may consist of one or more vice-presidents, one of more assistant secretaries, and one or more assistant treasurers. Any two or more offices may be held by the same person, except that the duties of the president and secretary shall not be performed by the same person. The board of directors by resolution may create and define the duties of other offices in the corporation and shall elect or appoint persons to fill all such offices. Election or appointment of any officer shall not of itself create contract rights.

Section 2. Vacancies. Whenever any vacancy shall occur in any office by death, resignation, increase in the number of offices of the corporation, or otherwise, the same shall be filled by the board of directors, and the officer so elected shall hold office until his successor is chosen and qualified.

Section 3. President. The president shall preside at all meetings of shareholders and directors, discharge all duties which devolve upon a presiding officer, and perform such other duties as this code of by-laws provides, or the board of directors may prescribe.

The president shall have full authority to execute proxies in behalf of the corporation, to vote stock owned by it in other corporations, and to execute, with the secretary, powers of attorney appointing other corporations, partnerships, or individuals under the Indiana Business Corporation Law; the Articles of Incorporation and these by-laws.

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                                     By-Laws
                                   (Continued)

Section 4. Vice President. The vice president shall perform all duties incumbent upon the president during the absence or disability of the president, and perform such other duties as this code of by-laws may require or the board of directors may prescribe.

Section 5. Secretary. The secretary shall have the custody and care of the corporation seal, records, minutes and stock books of the corporation. He shall attend all meetings of the shareholders and of the board of directors and shall keep, or cause to be kept, in a book provided for the purpose a true and complete record of the proceedings of such meetings, shall perform a like duty for all standing committees appointed by the board of directors, when required. He shall attend to the giving and serving of all notices of the corporation, shall file and take charge of all papers and documents belonging to the corporation, and shall perform such other duties as this code of by-laws may require or the board of directors may prescribe.

Section 6. Treasurer. The treasurer shall keep correct and complete records of account, showing accurately at all times, the financial condition of the corporation. He shall be the legal custodian of all monies, notes, securities and other valuables which may from time to time come into the possession of the corporation. He shall immediately deposit all funds of the corporation coming into his hands in some reliable bank or other depository to be designated by the board of directors, and shall keep such bank account in the name of the corporation. He shall furnish at meetings of the board of directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as this code of by-laws may require or the board of directors may prescribe. The treasurer may be required to furnish bond in such amount as shall be determined by the board of directors.

Section 7. Delegation of Authority. In case of the absence of any officer of the corporation, or for any other reason that the board of directors may deem sufficient, the board of directors may delegate the powers or duties of such officer to any other officer or to any director, for the time being, provided a majority of the entire board of directors concurs therein.

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                                     By-Laws
                                   (Continued)

Section 8. Execution of Documents. Unless otherwise provided by the board of directors, all contracts, leases, commercial paper and other instruments in writing and legal documents, shall be signed by the president and attested by the secretary. All bonds, deeds and mortgages shall be signed by the president and attested by the secretary.

All checks, drafts, notes and orders for the payment of money shall be signed by those officers or employees of the corporation as the directors may from time to time designate.

Section 9. Loans to Officers. No loan of money or property or any advance on account of services to be performed in the future shall be made to any officer or director of the corporation.

                                   ARTICLE VI

                                 INDEMNIFICATION

Section 1. Indemnification. The corporation shall indemnify and hold harmless each of its directors and officers against any and all expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of his being and having been a director or officer of the corporation, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such director or officer. IN the event of settlement of such action, suit or proceeding in the absence of such adjudication, indemnification shall include reimbursement of amounts paid in settlement and expenses actually and necessarily incurred by the such director or officer in connection therewith but such indemnification shall be provided only if the corporation is advised by its counsel that, in his opinion, (i) such settlement is for the best interests of the corporation and
(ii) the director or officer to be indemnified has not been guilty of negligence or misconduct in respect of any matter covered by such settlement. Such right of indemnification shall not deemed exclusive of any other right, to which he may ben entitled under any by-law, agreement, vote of shareholders or otherwise.

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                                     By-Laws
                                   (Continued)

                                   ARTICLE VII

                                 CORPORATE BOOKS

Section 1. Place for Keeping, In General. Except as otherwise provided by the laws of the State of Indiana, by the Articles of Incorporation of the corporation, or by these by-laws, the books and records of the corporation may be kept at such place or places, within or without the State of Indiana, as the board of directors may from time to time by resolution determine.

Section 2. Stock Register or Transfer Book. The original or duplicate stock register or transfer book shall contain a complete and accurate shareholder list, alphabetically arranged, giving the names and addresses of all shareholders, the number and classes of shares held by each, and shall be kept at the principal office of the corporation in the State of Indiana.

                                  ARTICLE VIII

                                   AMENDMENTS

Section 1. Amendments. By-laws may be adopted, amended or repealed at any meeting of the board of directors by the vote of a majority thereof, unless the Articles of Incorporation provide for the adoption, amendment or repeal by the shareholders, in which event, action thereon may be taken at any meeting of the shareholders by the vote of a majority of the voting shares outstanding.

                                   ARTICLE IX

                          REPAYMENT OF EXCESS PAYMENTS

Section 1. Repayment. All payments made by the corporation to any officer or director of the corporation, whether as salary, wages, fees, rent, interest, or otherwise, and with respect to which the corporation taken and asserts an income tax deduction, shall be expressly subject to the obligation of the payee to repay such portion thereof as may be finally disallowed as an income tax deduction by the corporation. All officers and directors are charged with knowledge of this section of the by-laws and the fact that their contracts or employment or other contracts with the corporation are expressly subject to the provisions of this by-law.